Exhibit 99.1

NeoStem's Subsidiary, Progenitor Cell Therapy, Enters Into a Services Agreement With Sentien Biotechnologies, Inc.
ALLENDALE, N.J., April 29, 2013 (GLOBE NEWSWIRE) -- NeoStem, Inc. (NYSE MKT:NBS) and its subsidiary, Progenitor Cell Therapy LLC ("PCT"), announced today the execution of a Services Agreement with Sentien Biotechnologies, Inc. ("Sentien") under which PCT will provide services to support Sentien's development of its cell therapy product, including technology transfer, staff training, and manufacturing.
Sentien is developing an allogeneic cell therapy product consisting of bone marrow derived mesenchymal stem cells seeded onto a medical device for critical care indications. Sentien has engaged PCT for manufacture of the final formulation of its cell therapy product and intends to transfer and implement Sentien's master cell bank, product working cell bank and product manufacturing processes to PCT. These cell banks will be prepared according to Good Manufacturing Practices ("GMP") guidelines and implemented by PCT to create a cell therapy product for Sentien's Investigational New Drug ("IND") submission to the FDA. Upon obtaining an IND, Sentien intends to have PCT manufacture GMP compliant grade materials to support Sentien's Phase I clinical trial.
"We are excited to enter into this agreement with Sentien, an innovator for acute organ failure," said Robert A. Preti, PhD, President and Chief Scientific Officer of PCT. PCT is an internationally recognized contract development and manufacturing organization with facilities in Allendale, New Jersey and Mountain View, California. The company has expertise in GMP manufacture for cell therapies, including dendritic cells, stem cells and T cells. Notably, PCT provided manufacturing for the pivotal studies for Dendreon's Provenge®, the first cell therapy approved for cancer treatment.
About NeoStem, Inc.
NeoStem, Inc. ("NeoStem" or the "Company") is a leader in the emerging cellular therapy industry. Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization ("CDMO") providing services to others in the regenerative medicine industry. The combination of a therapeutic development business and revenue-generating service provider business provides the Company with capabilities for cost effective in-house product development and immediate revenue and cash flow generation. www.neostem.com
Forward-Looking Statements for NeoStem, Inc.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's research and development and clinical evaluation efforts for cellular therapies, including with respect to AMR-001, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the Company's ability to successfully grow its contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2013 and in the Company's periodic filings with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

CONTACT:     NeoStem
         Dr. Robin L. Smith
         Chairman and CEO
        Phone: +1-212-584-4174
        Email: rsmith@neostem.com